EXHIBIT 21.1
SUBSIDIARIES

	Direct Ownership and Percentage	Jurisdiction of
Company	Ownership	Organization
Trico Marine Assets, Inc.	100% owned by Parent	Delaware

Trico Marine International, Inc.	100% owned by Trico Marine Assets, Inc.	Louisiana

Trico Marine Services (Hong Kong) Limited	100% owned by Trico Marine Assets, Inc.	Hong Kong

Eastern Marine Services Limited	49% owned by Trico Marine Services (Hong Kong) Limited and 51% owned by COSL-Hong Kong Limited	Hong Kong

Trico Marine International, Ltd.	100% owned by Parent	Cayman Islands

Trico Marine International Holdings B.V.	100% owned by Parent	Netherlands

Trico International Holdings B.V.	100% owned by Parent	Netherlands

Trico Marine Operators, Inc.	100% owned by Parent	Louisiana

Trico Servicos Maritimos Ltda.	85.16% owned by Parent and 14.84% owned by Trico Marine Operators, Inc.	Brazil

Coastal Inland Marine Services Ltd.	99.99% owned by Parent and 0.01% owned by Trico Marine Operators, Inc.	Nigeria

Servicios de Apoyo Maritimo de Mexico, S. de R.L. de CV.	99.97% owned by Parent and 0.03% owned by Trico Marine Operators, Inc.	Mexico

Naviera Mexicana de Servicios, S. de R.L de CV.	51% owned by Compania Maritima Mexicana de Servicios de Apoya a la Investigacion Cientifica, S.A. de C.V. and 49% owned by Trico Marine Operators, Inc.	Mexico

Trico Holdco LLC	100% owned by Parent	Delaware

Trico Marine Cayman, LP	Trico Holdco, LLC (GP-1%) and Parent (LP-99)%	Cayman Islands

Trico Supply AS	100% owned by Trico Marine Cayman, LP	Norway

Trico Shipping AS	100% owned by Trico Supply AS	Norway

Trico Subsea Holding AS	100% owned by Trico Shipping AS	Norway

Trico Subsea AS	100% owned by Trico Subsea Holdings AS	Norway

Trico Subsea Cayman, Ltd.	100% owned by Trico Supply AS	Cayman Islands

	Direct Ownership and Percentage	Jurisdiction of
Company	Ownership	Organization
DeepOcean Shipping AS	100% owned by Trico Shipping AS	Norway

DeepOcean Shipping II AS	100% owned by Trico Shipping AS	Norway

DeepOcean Shipping III AS	100% owned by Trico Shipping AS	Norway

Trico Supply (UK) Limited	100% owned by Trico Supply AS	England and Wales

Albyn Marine Limited	100% owned by Trico Supply (UK) Limited	Scotland

DeepOcean AS	100% owned by Trico Supply	Norway

DeepOcean Management AS	100% owned by DeepOcean AS	Norway

DeepOcean de Mexico, S. de R.L. de CV.	99% owned by DeepOcean AS and 1% owned by DeepOcean Management AS	Mexico

Servicios Profesionales de Apoya Especializado, S. de R.L. de CV.	99% owned by DeepOcean de Mexico, S. de R.L. de CV. and 1% owned by DeepOcean Management AS	Mexico

Servicios de Soporte Profesional Administrativo, S. de R.L. de CV.	99% owned by DeepOcean de Mexico, S. de R.L. de CV. and 1% owned by DeepOcean Management AS	Mexico

DeepOcean Maritime AS	100% owned by DeepOcean AS	Norway

DeepOcean Subsea Services Ltd.	100% owned by DeepOcean Maritime AS	England and Wales

DeepOcean UK Ltd.	100% owned by DeepOcean Subsea Services Ltd.	UK

DeepOcean BV	100% owned by DeepOcean Maritime AS	Netherlands

DeepOcean Brasil Servicos Ltda.	99% owned by DeepOcean AS and 1% owned by DeepOcean Maritime AS	Brazil

CTC Marine Projects Ltd.	100% owned by DeepOcean AS	England and Wales

CTC Marine Projects (Guernsey) Ltd.	100% owned by CTC Marine Projects Ltd.	Guernsey

CTC Marine Norway AS	100% owned by CTC Marine Projects Ltd.	Norway

Subseasenteret Haugesund AS	50% owned by DeepOcean AS	Norway